                           DEFINITIVE PROXY MATERIAL

                           SCHEDULE 14A INFORMATION

               PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
                        SECURITIES EXCHANGE ACT OF 1934

Filed by the Registrant [ ]
Filed by a Party other than the Registrant [X]

Check the appropriate box:
[ ] Preliminary Proxy Statement
[ ] Definitve Proxy Statement
[X] Definitive Additional Materials
[ ] Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                        COMMERCIAL FEDERAL CORPORATION
               ------------------------------------------------
               (Name of Registrant as Specified In Its Charter)

                                CAI CORPORATION
                  ------------------------------------------
                  (Name of Person(s) Filing Proxy Statement,
                         if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
[ ] $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), 14a-6(1)(2) or
    Item 22(a)(2) of Schedule 14A.
[X] $500 per each party to the controversy pursuant to Exchange Act
    Rule 14a-6(i)(3).
[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

TITLE OF EACH
CLASS OF                                        PROPOSED
SECURITIES      AGGREGATE NUMBER                MAXIMUM
TO WHICH        OF SECURITIES TO        PRICE   AGGREGATE       AMOUNT
TRANSACTION     WHICH TRANSACTION       PER     VALUE OF        OF FILING
APPLIES         APPLIES                 SHARE   TRANSACTION     FEE
-------------   -----------------       -----   -----------     ----------




[X] Check box if any part of the fee is offset as provided by Exchange Act
    Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)     Amount Previously Paid:
         $500 Fee Paid on September 14, 1995
-------------------------------------------------------------------------------
(2)     Form, Schedule or Registration Statement No.:
         Schedule 14A
-------------------------------------------------------------------------------
(3)     Filing Party:
         Same as above
-------------------------------------------------------------------------------
(4)     Date Filed:
         September 14, 1995
-------------------------------------------------------------------------------

                                CAI CORPORATION
                          12770 Colt Road, Suite 902
                              Dallas, Texas 75251
                                 214-991-7720
                               Fax: 214-991-8922




                                                             November 10, 1995

Dear Fellow Stockholder:

   In a last-ditch attempt to deflect attention from the very real and important issues in this proxy contest and in its zeal to win, the Board of Directors of Commercial Federal Corporation has sent you a letter littered with unwarranted and untrue personal attacks on the integrity of CAI Corporation and its nominees. These falsehoods, half-truths and slickly written innuendos are utterly unbecoming of a Board of a publicly- held financial institution and may be unparalleled in recent proxy contest memory.

                   REJECT THE CFC BOARD'S NEGATIVE CAMPAIGN

   The future of CFC and the value of your investment as a stockholder are far too important to be overshadowed by these tactics. THE ISSUES REMAIN CLEAR AND WELL- DEFINED, AND THE REASONS TO REJECT THE CFC BOARD'S "BUSINESS AS USUAL" APPROACH AND SUPPORT A SALE OR MERGER ARE COMPELLING.

   Despite the tone of its recent letter, there is nothing the CFC Board can do to mask a very fundamental truth: Keefe Bruyette & Woods, Inc., in a written report prepared for CAI, concluded that:

   1. A buyer should be prepared to pay a SIGNIFICANT PREMIUM ABOVE CURRENT MARKET PRICES for CFC shares, and

   2. Likely acquirors of CFC could consummate a stock-for-stock acquisition of CFC at a significant premium without suffering any earnings dilution as long as cost-savings were within the range of those which reasonably could be expected.

In connection with the CFC Board's recent letter, you should be aware that:

   o THE KEEFE BRUYETTE REPORT IS A DETAILED, WELL-RESEARCHED WRITTEN
ANALYSIS. It was first prepared in August, 1995 at CAI's request. Portions of the report were updated by Keefe Bruyette on October 18, 1995 -- two weeks after CAI commenced its solicitation of proxies. IT IS ABSURD FOR THE CFC BOARD TO
TRY TO MINIMIZE KEEFE BRUYETTE'S CONCLUSIONS by referring to the report as "some analyses . . . performed for CAI prior to the commencement of this proxy contest."

   o CAI CITED THE KEEFE BRUYETTE REPORT IN ITS MOST RECENT LETTER WITH THE KNOWLEDGE OF KEEFE BRUYETTE. In fact, a senior officer of Keefe Bruyette reviewed the references to that firm and the description of Keefe Bruyette's conclusions before CAI's letter was sent to stockholders.

               YOUR CFC SHARES: AN INVESTMENT WORTH PROTECTING

   You have a valuable investment in your CFC shares and it is an investment worth protecting. As stockholders of CFC, ALL OF US SHOULD BE CONCERNED ABOUT THE FUTURE VALUE OF OUR INVESTMENT. Consider the following:

   o CFC common stock recently has been trading in the range of $33 - $35, but traded as low as $18 7/8 in the last 12 months and in the range of $27 - $28 as recently as June 30, 1995 - before CAI publicly stated its intention to actively pursue a sale or merger of CFC.

   o The current unprecedented consolidation in the banking industry at HISTORICALLY HIGH PRICES WILL NOT CONTINUE INDEFINITELY. There are times that it makes sense to sell and there are times that it does not. As recently as last February, CAI presented a written report to the CFC Board in which we stated that it was not then a good time to seek to sell. We also outlined to the Board the economic conditions that would provide CFC stockholders with superior returns from a sale or merger. These favorable conditions materialized during the summer of 1995 and continue to exist today. WE ARE CONVINCED THAT IT IS NOW THE PROPER TIME FOR CFC TO SEEK A SALE OR MERGER AND THIS OPPORTUNITY SHOULD NOT BE LOST.

   o If CFC stockholders do not send a clear message to the Board to actively pursue a sale or merger, we expect the Board will continue with its "business as usual" approach and ALL STOCKHOLDERS WILL HAVE REASON TO BE CONCERNED ABOUT THE FUTURE VALUE OF THEIR INVESTMENT IN CFC.

-------------------------------------------------------------------------------
THE NOVEMBER 21, 1995 STOCKHOLDERS' MEETING IS JUST A SHORT TIME AWAY. WE
URGE YOU TO VOTE FOR CAI'S TWO NOMINEES, FOR CAI'S SELL OR MERGE PROPOSAL (PROPOSAL 2 ON THE BLUE PROXY CARD) AND AGAINST THE CFC BOARD'S RESOLUTION (PROPOSAL 3 ON THE BLUE PROXY CARD). PLEASE SIGN, DATE AND MAIL THE ENCLOSED BLUE PROXY CARD TODAY.
-------------------------------------------------------------------------------

                YOU CAN HELP MAXIMIZE THE VALUE OF YOUR SHARES

   CAI's interests as a CFC stockholder are perfectly aligned with yours. We have one goal in mind -- to maximize the value of all of CFC's shares for all stockholders. We ask you to keep in mind the following:

   o CAI is CFC's largest stockholder and has held an interest in CFC since
1989.

   o CAI has never sold a share of CFC stock since taking its position in 1989.

   o CAI is not seeking to buy CFC nor is it working on behalf of any potential acquiror.

   o CAI has no special reason to desire a sale or merger now which is not shared by other stockholders.

   The CFC Board repeatedly has tried to question the qualifications and experience of CAI's two nominees. Our nominees have spent virtually their entire business careers focused on financial services, banks and thrifts. They are very familiar with CFC, extremely knowledgeable about the industry and would be valuable additions to the CFC Board under any circumstance. WHEN CFC ATTACKS THE QUALIFICATIONS AND EXPERIENCE OF CAI'S NOMINEES, WE WOULD ASK ONLY THAT YOU COMPARE THEIR BACKGROUNDS WITH THOSE OF THE TWO PERSONS STANDING FOR ELECTION THIS YEAR ALONG WITH MR. FITZGERALD AS THE CFC BOARD'S NOMINEES.

   As this proxy contest has proceeded, we have become increasingly convinced that the CFC Board is not being responsive to the concerns of stockholders. THIS MAY BE THE LAST OPPORTUNITY FOR A LONG TIME FOR ALL OF US TO SEND THE BOARD A CLEAR AND UNAMBIGUOUS MESSAGE:

   o Maximize value by actively seeking a sale or merger of CFC at a price which benefits all stockholders.

   o The Board's "business as usual" approach is just NOT acceptable any longer.

   Once again, we urge you to join with us in seeking a sale or merger of CFC now. Please sign, date and mail the enclosed BLUE proxy card today.

   We thank you for your continued consideration and support.

                                          On behalf of CAI Corporation,

                                      /s/ ROBIN R. GLACKIN

                                          ROBIN R. GLACKIN
                                          President and Chief
                                          Executive Officer

                                  IMPORTANT
-------------------------------------------------------------------------------
  1. Be sure to VOTE ONLY ON THE BLUE PROXY CARD. We urge you not to sign the White proxy card which is sent to you by CFC, even as a protest against the CFC Board.

  2. If any of your shares are held in the name of a bank, broker or other nominee, please contact the party responsible for your account and direct him or her to vote on the BLUE proxy card "FOR" CAI's nominees, "FOR" CAI's Sell or Merge Resolution and "AGAINST" the CFC Board's business as usual resolution.

If you have questions or need assistance in voting your shares, please contact:

                            GEORGESON & COMPANY INC.

                        (CALL TOLL-FREE (800) 223-2064)
-------------------------------------------------------------------------------